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                                                                    Exhibit 23.5


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Charter Communications, Inc.:


We consent to the use of our report included herein with respect to the combined financial statements of Helicon Partners I, L.P. and affiliates as of December 31, 1997 and 1998 and for each of the years in the three-year period ended December 31, 1998.


                                          /s/ KPMG LLP


New York, New York


June 18, 1999